Back to Form 8-K
Exhibit 10.3

[Associate Version]
WELLCARE HEALTH PLANS, INC.
2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into effective as of _________________, by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Grantee”).

RECITALS

In consideration of services to be rendered by the Grantee as an employee of or service provider to the Company or any of its Subsidiaries and to provide incentive to the Grantee to remain with the Company or any of its Subsidiaries, it is in the best interests of the Company to make a grant of Restricted Stock Units to Grantee in accordance with the terms of this Agreement; and

The Restricted Stock Units are granted pursuant to the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”) which is incorporated herein for all purposes.  The Grantee hereby acknowledges receipt of a copy of the Plan.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Award of Restricted Stock Units.  The Company hereby grants, on the date set forth above, to the Grantee, _________ restricted stock units relating to shares of common stock, par value $.01 per share, of the Company (collectively, the “Restricted Stock Units”), which Restricted Stock Units are and shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan.  As a condition to entering into this Agreement, and as a condition to the issuance of the Restricted Stock Units, the Grantee agrees to be bound by all of the terms and conditions herein and in the Plan. The purchase price per share of Restricted Stock Units is $.01 per share (the par value of a share of common stock of the Company), which is deemed paid by the Grantee’s prior services to the Company.

2.           Vesting of Restricted Stock Units.

(a)           Except as otherwise provided in Section 3 hereof, the following table indicates each date upon which the Grantee shall become vested with respect to the percentage of Restricted Stock Units granted as indicated beside the date (each such date being a “Vesting Date”), provided that the Grantee’s employment with the Company or any its Subsidiaries continues through and on the applicable Vesting Date:

Percentage of Restricted Stock Units	Vesting Date

(b)           Except as otherwise provided in Section 3 hereof, there shall be no proportionate or partial vesting of Restricted Stock Units in or during the months, days or periods prior to the Vesting Date, and all vesting of Restricted Stock Units shall occur only on the Vesting Date.

3.           Termination of Services.

(a)           Except as set forth below, upon the termination or cessation of Grantee’s employment with, or provision of service to, the Company or any of its Subsidiaries (the “Date of Termination”), for any reason whatsoever, any portion of the Restricted Stock Units which are not yet then vested, and which does not then become vested pursuant to this Section 3, shall automatically and without notice terminate, be forfeited and become null and void.

(b)           Notwithstanding the foregoing, if the Grantee ceases to be an employee of, or otherwise a service provider to, the Company or any of its Subsidiaries, and the Grantee’s employment was terminated (i) by the Company or a Subsidiary without Cause or (ii) by the Grantee for Good Reason, in either case within twelve months after there is a Change in Control of the Company then the unvested Restricted Stock Units shall become immediately vested as of the Date of Termination.

(c)           Notwithstanding any other term or provision of this Agreement but subject to the provisions of the Plan, the Committee shall be authorized, in its sole discretion, to accelerate the vesting of all or any portion of the Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

4.           Delivery of Shares Pursuant to Vested Restricted Stock Units.  Upon vesting of the Restricted Stock Units, shares equal to the number of vested Restricted Stock Units will be delivered to the Grantee as soon as practicable following the later of the Vesting Date.

5.           Rights with Respect to Restricted Stock Units.

(a)           The Grantee shall have none of the rights of a holder of shares of common stock of the Company (other than the right to receive an amount equal to dividends, if any, as may be declared by the Company from time to time) unless and until the shares of common stock relating to the Restricted Stock Units have been delivered to the Grantee.  The Company may in its sole discretion require that dividends will be reinvested in additional restricted stock units at Fair Market Value on the dividend payment date, subject to vesting and delivered at the same time as the Restricted Stock Unit.

(b)           If at any time while this Agreement is in effect (or Restricted Stock Units granted hereunder shall be or remain unvested while Grantee’s employment or provision of services continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such increase or decrease, in the number of Restricted Stock Units then subject to this Agreement.  If any such adjustment shall result in a fractional share, such fraction shall be disregarded and no share will be issued in connection with such fraction.

(c)           In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding the Restricted Stock Units shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

(d)           Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock Units awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, (ii) any merger, consolidation or similar transaction by or of the Company, (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock Units and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock Units include, has or possesses, or any warrants, options or rights with respect to any of the foregoing, (iv) the dissolution or liquidation of the Company, (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company, or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.           Transferability.  Unless otherwise determined by the Committee, the Restricted Stock Units are not transferable.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.  Any attempt to effect a Transfer of any Restricted Stock Units shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, directly or indirectly, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.           Tax Withholding Obligations.

(a)           The Grantee agrees as a condition of this grant to make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Restricted Stock Units or the Grantee’s acquisition of common stock under this grant.  In the event that the Company determines that any tax or withholding payment is required relating to this grant under applicable laws, the Company will have the right to: (i) require that the Grantee arrange such payments to the Company, or (ii) cause an immediate forfeiture of shares of common stock subject to the Restricted Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.  In addition, in the Company’s sole discretion and consistent with the Company’s rules and regulations, the Company may permit the Grantee to pay the withholding or other taxes due as a result of the vesting of the Grantee’s Restricted Stock Units by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker selected by the Company to sell shares of common stock and to deliver all or part of the sales proceeds to the Company in payment of the withholding or other taxes. If the Grantee delivers to the Company shares of common stock already owned by the Grantee as payment for any withholding or other tax obligations, (i) only a whole number of share(s) of common stock (and not fractional shares of common stock) may be delivered, (ii) the Grantee must present evidence acceptable to the Company that the Grantee has owned any such shares of common stock delivered (and that such delivered shares of common stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (iii) common stock must be delivered to the Company.  Delivery for this purpose may, at the election of the Grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of common stock tendered in payment of the withholding or other tax obligations, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Grantee’s broker to transfer, by book entry, such shares of common stock from a brokerage account of the Grantee to a brokerage account specified by the Company.  If shares are withheld from the Grantee to pay any withholding or other tax obligations, only a whole number of shares (and not fractional shares) will be withheld in payment.

(b)           Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock Units (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee.  The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Grantee’s filing, withholding and payment (or tax liability) obligations.

8.           Amendment, Modification and Assignment; Non-Transferability.  This Agreement may only be modified or amended in a writing signed by the parties hereto.  This Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Grantee and his executors, administrators, heirs, successors and assigns of the Company.

9.           Complete Agreement.  This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.

10.           Miscellaneous.

(a)           No Right to Continued Employment.  This Agreement and the grant of Restricted Stock Units hereunder shall not confer, or be construed to confer, upon the Grantee any right to employment, or continued employment, with the Company or any of its Subsidiaries.

(b)           No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any of its Subsidiaries from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)           Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)           No Trust or Fund Created.  Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and the Grantee or any other person.  To the extent that the Grantee or any other person acquires a right to receive payments from the Company or any of its Subsidiaries pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)           Electronic Delivery and Signatures. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

(f)           Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(g)           Interpretation.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Grantee accepts the Restricted Stock Units subject to all of the terms, provisions and restrictions of this Agreement and the Plan.  The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(h)           Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(i)           Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 8735 Henderson Road, Renaissance One, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(j)           Non-Waiver of Breach.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)           Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC
By: ______________________________ Name: Heath G. Schiesser Title: President and Chief Executive Officer

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

GRANTEE:

By: __________________________________
[Insert name of Grantee]